As filed with the Securities and Exchange Commission on November 20, 2008
                                            Registration No. 333-
                                                                 ---------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                           HEMISPHERX BIOPHARMA, INC.
             (Exact name of registrant as specified in its charter)
                               Delaware 52-0845822
                   (State or jurisdiction of (I.R.S. Employer
              incorporation or organization) Identification Number)

                               1617 JFK Boulevard
                        Philadelphia, Pennsylvania 19103
                                 (215) 988-0080
               (Address of Principal Executive Offices)(Zip Code)
                              --------------------

              HEMISPHERX BIOPHARMA, INC. 2007 EQUITY INCENTIVE PLAN
                            (full title of the plan)

                William A. Carter, M.D., Chief Executive Officer
                           Hemispherx Biopharma, Inc.
                               1617 JFK Boulevard
                        Philadelphia, Pennsylvania 19103
                                 (215) 988-0080
  (Name, Address & Telephone number, including area code, of agent for service)

                                   Copies to:
                              Richard Feiner, Esq.
                        Silverman Sclar Shin & Byrne PLLC
                       381 Park Avenue South - Suite 1601
                            New York, New York 10016
                                 (212) 779-8600
                               Fax (212) 779-8858

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer  ( )                 Accelerated filer  (X)
Non-accelerated filer    ( )                 Smaller Reporting Company ( )


                                           CALCULATION OF REGISTRATION FEE
=====================================================================================================

                                                                 Proposed
                                                 Proposed         Maximum
        Title of Securities    Amount to be       Maximum        Aggregate
          to be Registered     Registered(1)   Offering Price     Offering           Amount of
                                                Per Share(2)      Price(2)       Registration Fee
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

Shares of Common Stock,
$.001 par value, and Shares
of Common Stock issuable
upon exercise of
options/warrants   ..........  8,000,000           $0.39         $3,120,000        $122.62
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

Total  Registration Fee..............                                              $122.62
=====================================================================================================

(1) Includes 1,450,000 shares issuable upon exercise of outstanding options of the Registrant, all of which were issued pursuant to the Hemispherx Biopharma, Inc. 2007 Equity Incentive Plan, 1,824,255 shares of common stock, all of which were issued pursuant to the Hemispherx Biopharma, Inc. 2007 Equity Incentive Plan and 4,725,745 additional shares reserved for future issuance under the Hemispherx Biopharma, Inc. 2007 Equity Incentive Plan and/or upon exercise of stock options to be granted under the foregoing Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the NYSE Alternext US on November 18, 2008.

(3) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

The information required by Part I is included in the documents sent or given to participants in the Hemispherx Biopharma, Inc. 2007 Equity Incentive Plan, pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents  incorporated by reference in
Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Hemispherx Biopharma, Inc. 2007 Equity Incentive Plan are available without charge by contacting: Corporate Secretary, Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Philadelphia, Pennsylvania 19103, Phone: (215) 988-0080.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission (SEC File No. 1-13441), are incorporated in this Registration Statement by reference:

(a)   Our annual report on Form 10-K for our fiscal year ended December 31,2007.

(b) Our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

(c) Our current reports on Form 8-K filed with the Commission on October 22, 2008, September 23, 2008, September 17, 2008, July 8, 2008, July 8,2008
      and March 10, 2008, and our amendment to our Current Report filed with the Commission on October 22, 2008, which amendment also was filed with the Commission on October 22, 2008.

(d) The Notice of Annual Meeting and definitive Proxy Statement filed with the Commission on July 30, 2008 in connection with our 2008 Annual Meeting of Stockholders and Definitive Additional Materials related to that meeting filed with the Commission on October 23, 2008, October 20, 2008, October 8, 2008 and September 24, 2008;

(e) A description of our common stock contained in our registration statement on Form S-1, SEC File No. 333-117178, and any amendment or report filed for the purpose of updating this description filed subsequent to the date of this prospectus and prior to the termination of this offering.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify to the extent permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Registrant. Such indemnification (other than an order by a court) shall be made by the Registrant only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. In addition, the Registrant's Amended and Restated Certificate of Incorporation eliminates, to the extent permitted by Delaware law, personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as directors.

 The Registrant's authority to indemnify its directors and officers is governed by the provisions of Section 145 of the Delaware General Corporation Law, as follows:

(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan, and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No. Description

4.2  Hemispherx Biopharma, Inc. 2007 Equity Incentive Plan.(1)

5.1  Opinion of Silverman Sclar Shin & Byrne PLLC, legal counsel.

23.1 Consent of McGladrey & Pullen, LLP

23.2 Consent of BDO Seidman, LLP.

23.3 Consent of Silverman  Sclar Shin & Byrne PLLC,  legal counsel  (included in
     Exhibit 5.1).

24.1 Powers of Attorney (included in Signature Pages to the Registration Statement on Form S-8).


         (1) Previously filed as Annex A to the Company's Definitive Proxy Statement on Schedule 14A (SEC File No. 1-13441) filed with the Commission on or about May 11, 2007, and incorporated herein by this reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii) To  reflect  in the  prospectus  any  facts or events  arising  after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
  Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Hemispherx Biopharma, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, State of Pennsylvania, on the 20 day of November, 2008.


HEMISPHERX BIOPHARMA, INC.
 (Registrant)

By:      s/ William A. Carter
         -----------------------------------
         William A. Carter, M.D.,
         Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Carter acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Registrant or on behalf of the undersigned as a director or officer of the Registrant, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature                           Title                           Date

/s/William A. Carter, M. D  Chairman of the Board,
--------------------------- Chief Executive Officer
William A. Carter, M.D.   (Principal Executive) and Director  November 18, 2008


/s/ Robert E. Peterson      Chief Financial Officer
--------------------------- and Chief Accounting Officer      November 17, 2008
Robert E. Peterson

/s/ Thomas K. Equels        Director
---------------------------                                   November 18, 2008
Thomas K. Equels


/s/ William M. Mitchell     Director
---------------------------                                   November 17, 2008
William M. Mitchell, M.D., Ph.D.


/s/ Richard C. Piani_       Director
---------------------------                                   November 18, 2008
Richard C. Piani


/s/ Iraj-Eqhbal Kiani, PhD. Director
---------------------------                                   November 18, 2008
Iraj-Eqhbal Kiani, Ph.D.

Hemispherx Biopharma, Inc.
Form S-8
Index to Exhibits

Exhibit No.       Description

5.1      Opinion of Silverman Sclar Shin & Byrne PLLC, legal counsel.

23.1     Consent of McGladrey & Pullen, LLP
23.2     Consent of BDO Seidman, LLP.

                                                               Exhibit 5.1

                        SILVERMAN SCLAR SHIN & BYRNE PLLC
                        381 Park Avenue South, Suite 1601
                            New York, New York 10016
                              Tel. No. 212-779-8600
                        Telecopy Number - (212) 779-8858

                                                          November 20, 2008

Board of Directors
Hemispherx Biopharma, Inc.
1617 JFK Boulevard
Philadelphia, Pennsylvania 19103



Re:       Registration Statement on Form S-8.

Ladies and Gentlemen:

In connection with the preparation of the above-referenced Registration Statement (the "Registration Statement"), which is being filed on or about the date of this letter on behalf of Hemispherx Biopharma, Inc., a Delaware Company (the "Company"), you have asked us to provide you this opinion letter pursuant to the requirements of Form S-8 and in accordance with Item 601 of Regulation S-K promulgated by the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act") of the following shares of the Company's common stock (collectively, the "Shares"): 1,450,000 shares issuable upon exercise of outstanding options issued pursuant to the Hemispherx Biopharma, Inc. 2007 Equity Incentive Plan (the "Plan"), 1,824,255 shares (the "Issued Shares") issued pursuant to the Plan and 4,725,745 additional shares reserved for future issuance under the Plan and/or upon exercise of stock options to be granted under the Plan.

In connection with this opinion, we have examined and relied upon, without further investigation, the following in connection with rendering the opinions expressed herein: (a) the Plan; (b) the Registration Statement; (c) corporate records, including the Amended and Restated Certificate of Incorporation of the Company, the Company's Restated and Amended By-laws and related resolutions adopted by the Board of Directors of the Company, and (d) such other documents, certificates, records, and oral statements of public officials and the officers of the Company as we deemed necessary for the purpose of rendering the opinions expressed herein.

In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies or by facsimile or electronic mail, and the authenticity of the originals from which such copies, facsimiles, or electronic transmissions were made. In our examination of documents executed by persons, legal or natural, other than the Company, we have assumed that such persons had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that such documents are valid and binding. In rendering this opinion, we have assumed without investigation that the certificates or other records evidencing the Shares issued or to be issued under the Plan or upon exercise of options issued or to be issued under the Plan and the ownership thereof will be in proper form and will be duly and properly completed and properly executed.

Based upon and subject to the foregoing and the balance of this opinion, we are of the opinion that: (i) the Shares are duly and validly authorized, (ii) the Issued Shares are legally issued, fully paid and are nonassessable, (iii) all Shares issuable upon exercise of options issued or to be issued under the Plan, when issued in accordance with the terms of such options, including payment of the exercise prices thereof, will be legally issued, fully paid and nonassessable, and (iv) all other Shares to be issued under the Plan, when issued in accordance with the terms of the Plan, including payment of the consideration therefor, will be legally issued, fully paid and nonassessable.

This opinion letter is limited to the specific legal issues that it expressly addresses, and no opinion may be inferred or implied beyond the matters expressly set forth herein. We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware, as amended. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

We consent to the filing of this opinion letter, or a reproduction thereof, as an exhibit to the Registration Statement. In giving such consent, however, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations promulgated by the Securities and Exchange Commission thereunder.

This opinion letter is rendered on the date set forth above, and we have no continuing obligation hereunder to inform you of changes in the applicable law or the facts after such date or facts of which we have become aware after the date hereof, even though such changes or facts could affect our opinions expressed herein.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.


                                            Very truly yours,


                                         /s/Silverman Sclar Shin & Byrne PLLC
                                        --------------------------------------
                                          Silverman Sclar Shin & Byrne PLLC

                                                             Exhibit 23.1
                            McGladrey & Pullen, LLP
                          One Valley Square, Ste. 250
                             512 Township Line Road
                            Blue Bell, PA 19422-2700
                              Office 215-641-8600
                                Fax 215-641-8680




            Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Hemispherx Biopharma, Inc. and Subsidiaries of our report dated March 17, 2008 relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Hemispherx Biopharma, Inc. and Subsidiaries for the year ended December 31, 2007.

/s/ McGladrey & Pullen, LLP

Blue Bell, Pennsylvania
November 20, 2008

                                                              Exhibit 23.2

                                   Letterhead
                                BDO Seidman, LLP





            Consent of Independent Registered Public Accounting Firm

Hemispherx Biopharma, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 1, 2006, relating to the December 31, 2005 consolidated financial statements and financial statement schedules of Hemispherx Biopharma, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of Hemispherx Biopharma, Inc. for the year ended December 31, 2007.

/s/ BDO Seidman, LLP

Philadelphia, Pennsylvania
November 20, 2008